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                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY


                              REMARKETING AGREEMENT

     REMARKETING AGREEMENT, dated as of December 18, 2001 (the "Remarketing Agreement") by and between Cinergy Corp., a Delaware corporation ("Cinergy" or the "Company"), CC Funding Trust I, a Delaware statutory business trust (the "Trust"), The Bank of New York, a New York banking corporation, not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent" and "Reset Agent").

                                   WITNESSETH:

     WHEREAS, the Company will issue an aggregate Stated Amount of its FELINE PRIDES (the "FELINE PRIDES") under the Purchase Contract Agreement, dated as of December 18, 2001, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

     WHEREAS, the Trust will issue concurrently as part of the FELINE PRIDES preferred trust securities (the "Preferred Trust Securities") representing undivided beneficial interests in the assets of the Trust in an aggregate stated liquidation amount equal to the aggregate Stated Amount of the FELINE PRIDES under the Amended and Restated Declaration of Trust, dated as of December 18, 2001, by and among the Company, the Administrative Trustees, the Delaware Trustee and the Property Trustee (the "Declaration"); and

     WHEREAS, the FELINE PRIDES will initially consist of units referred to as "Income PRIDES," each of which will consist of a Preferred Trust Security and a Purchase Contract; and

     WHEREAS, the sole assets of the Trust, $326,032,000 aggregate principal amount (including the over-allotment option exercised in full by the underwriters) of Senior Deferrable Notes due 2007 (the "Notes") of the Company will be purchased by the Trust from the Company with the proceeds of the sale of the Preferred Trust Securities and the proceeds of the sale to the Company of the common securities representing undivided beneficial interests in the assets of the Trust (the "Common Trust Securities" and, together with the Preferred Trust Securities, the "Trust Securities"); and

     WHEREAS, the Preferred Trust Securities (or upon a dissolution of the Trust and the distribution of the Notes as described in the Declaration, such Notes) will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of December 18, 2001, by and between the Company, JPMorgan Chase Bank, as collateral agent (the "Collateral Agent") and the Purchase Contract Agent, to secure an Income PRIDES holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date; and

     WHEREAS, the Preferred Trust Securities or the Notes, as the case may be, of Preferred Security holders or Note holders electing to have their Preferred Trust Securities or Notes remarketed, or of Income PRIDES holders who have elected not to settle the Purchase Contracts


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related to their Income PRIDES through a Cash Settlement and who have not early settled their Purchase Contracts, will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

     WHEREAS, the applicable distribution rate on the Preferred Trust Securities (and, thus, the interest rate on the Notes) that remain outstanding on and after the Purchase Contract Settlement Date will be reset to the Reset Rate to be determined by the Reset Agent as the rate that such Preferred Trust Securities (and, thus the Notes) should bear in order to have an approximate market value of 100.5% of the aggregate stated liquidation amount (plus deferred and unpaid distributions, if any) of the Preferred Trust Securities or the aggregate principal amount (plus deferred and unpaid interest, if any) of the Notes on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

     WHEREAS, the Company has requested Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and and Remarketing Agent, and as such to perform the services described herein; and

     WHEREAS, Merrill Lynch is willing to act as the Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS.

     Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Declaration or the Pledge Agreement.

     SECTION 2. APPOINTMENT AND OBLIGATIONS OF REMARKETING AGENT.

     (a) The Company hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the Company, in the manner provided for in the Declaration with respect to the Trust Securities and the Indenture with respect to the Notes, the Reset Rate, that in the opinion of the Reset Agent, will, when applied to the Trust Securities (and, thus, the Notes), enable a Trust Security (and, thus, a Note), to have a market value of approximately 100.5% of: (1) the aggregate stated liquidation amount (plus deferred and unpaid distributions, if any) in the case of such Trust Security or (2) the aggregate principal amount (plus deferred and unpaid interest, if any) in the case of such Note; PROVIDED, HOWEVER, that the Reset Rate shall not be less than 6.9% and shall not be higher than the maximum rate permitted under applicable law, and (ii) as the exclusive Remarketing Agent to remarket the Preferred Trust Securities, or the Notes, as the case may be, of such Preferred Trust Security or Note holders electing to have their Preferred Trust Securities or Notes, as the case may be, remarketed, or of such Income PRIDES holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, for settlement on the Purchase Contract Settlement Date, pursuant to the Supplemental Remarketing Agreement with


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the Company, the Trust and the Purchase Contract Agent, substantially in the form attached hereto as Exhibit A (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances).

     (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as the sole remarketing agent or as representative of a group of remarketing agents appointed, pursuant to the Supplemental Remarketing Agreement, will agree, subject to the terms and conditions set forth therein, to use its reasonable efforts to (i) remarket the Preferred Trust Securities or the Notes, as the case may be, to be sold by the holder or holders of Preferred Trust Securities, Notes or Income PRIDES on the third Business Day immediately preceding the Purchase Contract Settlement Date based on the Reset Rate (such remarketing being hereinafter referred to as the "Remarketing"), at a price of approximately 100.5% of such Preferred Trust Securities' aggregate stated liquidation amount plus any deferred and unpaid distributions and in the case of Notes, at a price of approximately 100.5% of such Notes' aggregate principal amount plus any deferred and unpaid interest. Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Preferred Trust Securities or Notes, as the case may be, for a price less than 100% of the aggregate stated liquidation amount or aggregate principal amount of such Preferred Trust Securities or Notes, respectively, plus deferred and unpaid distributions or interest, as the case may be. The proceeds of such remarketing shall be paid to the Collateral Agent in accordance with Section 5.07 of the Pledge Agreement and Section 5.02 of the Purchase Contract Agreement. Each holder of Preferred Trust Securities or Notes, as the case may be, shall have the right to tender for Remarketing by the Remarketing Agent pursuant to the terms of this Agreement; provided, however, that such right is subject to the following conditions precedent: (i) the Preferred Trust Securities or Notes, as the case may be, tendered have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Trust Securities or Notes, as the case may be, at a price of not less than 100% of the aggregate stated liquidation amount or aggregate principal amount of such Preferred Trust Securities or Notes, respectively, plus any deferred and unpaid distributions or interest, as the case may be, and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

     (c) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Preferred Trust Securities or Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Preferred Trust Securities or Notes, as the case may be, for Remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Preferred Trust Securities or Notes. It also is understood and agreed that the Company in no way shall be obligated in any case to provide funds to make payment upon tender of Preferred Trust Securities or Notes for Remarketing.

     SECTION 3. FEES.


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     In the event of a successful Remarketing, the Remarketing Agent shall retain a Remarketing Fee in an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount or aggregate principal amount of the remarketed securities plus deferred and unpaid distributions or interest, as the case may be, if any, from any amount received in connection with such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount of such remarketed Preferred Trust Securities or Notes. The Reset Agent, who also is and will be the Remarketing Agent, shall not be entitled to receive any separate Reset Agent Fee.

     SECTION 4. REPLACEMENT AND RESIGNATION OF REMARKETING AGENT.

     (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and Reset Agent in its capacity hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

     (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and as the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and Reset Agent. Upon receiving notice from the Remarketing Agent and Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

     SECTION 5. DEALING IN THE SECURITIES.

     The Remarketing Agent, when acting hereunder or under the Supplemental Remarketing Agreement or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Preferred Trust Securities or Notes, as the case may be. With respect to any Preferred Trust Securities or Notes, as the case may be, owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     SECTION 6. REGISTRATION STATEMENT AND PROSPECTUS.

     (a) In connection with the Remarketing, if and to the extent required (in the opinion of counsel for the Remarketing Agent, the Company or the Trust) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company or the Trust, as the case may be, shall use its reasonable efforts to have a registration statement relating to the Preferred Trust Securities or Notes, as the case may be, effective under the Securities Act of


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1933, as amended (the "1933 Act"), by the third Business Day immediately preceding the Purchase Contract Settlement Date, shall furnish a current prospectus and/or prospectus supplement to be used in such Remarketing by the Remarketing Agent or Agents under the Supplemental Remarketing Agreement, and shall pay all expenses relating thereto.

     (b) If in the opinion of counsel for the Remarketing Agent, the Company or the Trust, in connection with the Remarketing it is required by applicable law, regulations or interpretations in effect at the time of such Remarketing but, it shall not be possible, in the view of counsel for the Company and the Trust (which need not be an opinion), under applicable law, regulations or interpretations then in effect to either register the offer and sale by the Company or the Trust, as the case may be, of the Preferred Trust Securities or the Notes, as the case may be, under the 1933 Act or deliver a current prospectus meeting the requirements of Section (10)(a) of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder, as otherwise contemplated by this Section 6, the Company and the Trust, as the case may be, shall use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Preferred Trust Securities or the Notes, as the case may be, in connection with the Remarketing without registration under the 1933 Act pursuant to an exemption therefrom, if, in the opinion of counsel for the Company, the Trust and the Remarketing Agent such an exemption is available, including the exemption afforded by Rule 144A under the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission, and in connection therewith, if requested by the Remarketing Agent shall (i) furnish a current preliminary remarketing memorandum to be used by the Remarketing Agent in the Remarketing not later than seven Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (ii) furnish a current final remarketing memorandum to be used by the Remarketing Agent in the Remarketing not later than the third Business Day immediately preceding the Purchase Contract Settlement Date, in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

     (c) In connection with the Remarketing, if and to the extent required (upon advice of counsel for either the Company, the Trust or the Remarketing Agent) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company and the Trust, as the case may be, will endeavor to qualify the Preferred Trust Securities or Notes, as the case may be, under the securities or blue sky laws of the states where such qualification is required.

     SECTION 7. CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS.

     (a) The obligations of the Remarketing Agent or Agents to remarket the Preferred Trust Securities or the Notes, as the case may be, shall be subject to the terms and conditions of the Supplemental Remarketing Agreement.

     (b) If at any time during the term of this Agreement, any Indenture Event of Default or Declaration Event of Default, or event that with the passage of time or the giving of notice or both would become an Indenture Event of Default or Declaration Event of Default, has occurred and is continuing under the Indenture or the Declaration, then the obligations and duties of the


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Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company and the Trust, as the case may be, will cause the Indenture Trustee and the Property Trustee to give the Remarketing Agent notice of all such defaults and events of which either the Company, the Trust, the Indenture Trustee, or the Property Trustee is aware.

     SECTION 8. TERMINATION OF REMARKETING AGREEMENT.

     This Agreement shall terminate as to the Remarketing Agent and Reset Agent on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof.

     In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Sections 9 and 10 of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent and Reset Agent.

     SECTION 9. REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE.

     The duties and obligations of the Remarketing Agent and Reset Agent shall be determined solely by the express provisions of this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agent and Reset Agent shall be read into this Agreement or the Supplemental Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent and Reset Agent, the Remarketing Agent and Reset Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Agreement or the Supplemental Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. The Remarketing Agent and Reset Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agent and Reset Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Preferred Trust Securities or Notes, as the case may be, or, if there is any such limitation, the maximum permissible Reset Rate on the Preferred Trust Securities or Notes, as the case may be, and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the tenth Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent and Reset Agent shall in no way incur any liability under this Agreement or the Supplemental Remarketing Agreement to any beneficial owner or holder of Preferred Trust Securities or Notes, as the case may be, or other securities, either in its individual capacity or as Remarketing Agent and Reset Agent, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement.

     SECTION 10. INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless the Remarketing Agent and Reset Agent and its respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent and


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Reset Agent within the meaning of either Section 15 of the 1933 Act, or Section
20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as follows:

          (i) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which the Remarketing Agent and Reset Agent may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) the failure to have an effective Registration Statement (as defined in the Supplemental Remarketing Agreement) under the 1933 Act relating to Remarketing of the Preferred Trust Securities or Notes, as the case may be, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act but only if the Company or the Trust, as the case may be, failed to provide the Remarketing Agent with a Prospectus (as defined in the Supplemental Remarketing Agreement) for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (as amended or supplemented if the Company or Trust shall have furnished any amendments or supplements thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any preliminary remarketing memorandum or any final remarketing memorandum, or any amendment or supplement thereto, or the omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (D) any untrue statement or alleged untrue statement of a material fact contained in any other documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such documents) provided by the Company or Trust for use in connection with the remarketing of the Preferred Trust Securities or Notes, as the case may be, or any of the transactions related thereto, or
     (E) any failed Remarketing, except to the extent that any loss, claim, damage, liability or expense resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent and Reset Agent, or (F) the Remarketing of the Preferred Trust Securities or Notes, as the case may be, or the determination of the Reset Rate, except to the extent that any loss, claim, damage, liability or expense resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent or the Reset Agent, as the case may be;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement with the consent of the Company or the Trust, as the case may be, of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in
     (i) above; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Agent and Reset Agent) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out or based on any matter


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     described in (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that neither the Company nor the Trust shall be liable under clause (i)(B), (i)(C), or (i)(D) to the extent any such loss, claim, damage, liability or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by the Remarketing Agent and Reset Agent expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any preliminary or final remarketing memorandum (or any amendment or supplement thereto) or any other documents used in connection with remarketing of the Preferred Trust Securities or Notes, as the case may be; provided, further, that with respect to any untrue statement or omission of a material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of the Remarketing Agent to the extent that any such loss, claim, damage or liability of the Remarketing Agent occurs under the circumstance where it shall be that (w) the Company had previously furnished copies of the Prospectus or final remarketing memorandum, as the case may be, to the Remarketing Agent, (x) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in the preliminary prospectus or preliminary remarketing memorandum was corrected in the Prospectus or final remarketing memorandum, as the case may be, and (y) there was not sent or given to such person, at or prior to the written confirmation of the sale of Securities to such person, a copy of the Prospectus or final remarketing memorandum, as the case may be, and the delivery thereof would have constituted a complete defense to such person's claim in respect of such untrue statement or omission or alleged untrue statement or omission.

     The Company and the Trust agree that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent and Reset Agent pursuant to, or the performance by the Remarketing Agent and Reset Agent of its respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement except to the extent that any loss, claim, damage, liability or expense resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent and the Reset Agent, as the case may be.

     (b) The Remarketing Agent and Reset Agent agree to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, the Trust and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Trust to such Remarketing Agent and Reset Agent, but only with reference to information relating to such Remarketing Agent and Reset Agent furnished to the Company or the Trust in writing by such Remarketing Agent and Reset Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) An indemnifying party agrees that, without an indemnified party's prior written consent, it will not settle, compromise or consent to the entry of any judgment with respect to


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any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding, action or claim and
(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) To the extent the indemnification provided for in paragraphs (a) or (b) of this Section 10 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims or damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Trust on the one hand and the Remarketing Agent and Reset Agent on the other hand from the remarketing of the Preferred Trust Securities or Notes, as the case may be, contemplated hereby or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Remarketing Agent and Reset Agent on the other hand in connection with the statements, omissions or other matters which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent and Reset Agent on the other hand in connection with the remarketing of the Preferred Trust Securities or Notes, as the case may be, contemplated hereby shall be deemed to be in the same respective proportions as the aggregate stated amount of the Preferred Trust Securities or the aggregate principal amount of the Notes, as the case may be, which are or are to be remarketed bears to the aggregate fees actually received by the Remarketing Agent and Reset Agent under Section 3 hereof. The relative fault of the Company and the Trust on the one hand and the Remarketing Agent and the Reset Agent on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or by the Remarketing Agent and Reset Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or the Trust on the one hand, or by the Remarketing Agent and Reset Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to prevent or correct such action or omission. The Company, the Trust and the Remarketing Agent and Reset Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to in this
Section 10(d) shall be deemed to include any legal or other expenses incurred by such


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indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or any such omission or alleged omission or any other such action or omission; provided, however, that to the extent permitted by applicable law, in no event shall the Remarketing Agent and Reset Agent be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by them under Section 3 of this Agreement. No investigation or failure to investigate by any indemnified party shall impair the foregoing indemnification and contribution agreement or any rights an indemnified party may have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Promptly after receipt by an indemnified party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such indemnified party will notify the indemnifying party in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to such indemnified party under this indemnification and contribution agreement except to the extent the indemnifying party was materially prejudiced by such failure to notify, and in any event will not relieve the indemnifying party from any other liability that it may have to such indemnified party. An indemnifying party, upon request of an indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the indemnified party that that indemnified party believes the indemnifying party has failed to take such steps or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred after receipt of adequate documentation thereof.

     (g) Anything herein or in the Supplemental Remarketing Agreement to the contrary notwithstanding, the provisions of this Section 10, and the rights of the indemnified parties shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which such parties may have under any other instrument or agreement.

         SECTION 11.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 12. TERM OF AGREEMENT.

     (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day on which no Preferred Trust Securities or Notes, as the case may be, are outstanding, or, if earlier, the Business Day immediately following the Purchase Contract Settlement Date. Anything herein to the contrary notwithstanding, the provisions of the last section of Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect.

     (b) All representations and warranties included or incorporated by reference in this Agreement, or the Supplemental Remarketing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, the Reset Agent or any of their controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Preferred Trust Securities or Notes, as the case may be.

     SECTION 13. SUCCESSORS AND ASSIGNS.

     The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and Reset Agent. The rights and obligations of the Remarketing Agent and Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company and the Trust, except that the Remarketing Agent shall have the right to appoint additional Remarketing Agents. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust, the Purchase Contract Agent, the Remarketing Agent and Reset Agent and their respective successors and assigns and the successors, assigns, heirs and legal representatives of the indemnified parties. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

     SECTION 14. HEADINGS.

     Section headings have been inserted in this Agreement and the Supplemental Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement or the Supplemental Remarketing Agreement and will not be used in the interpretation of any provision of this Agreement or the Supplemental Remarketing Agreement.

     SECTION 15. SEVERABILITY.

     If any provision of this Agreement or the Supplemental Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement or the Supplemental Remarketing Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

     SECTION 16. COUNTERPARTS.

     This Agreement and the Supplemental Remarketing Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     SECTION 17. AMENDMENTS.

     This Agreement and the Supplemental Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto. The Company, the Trustee and the Purchase Contract Agent agree that they will not enter into, cause or permit any amendment or modification of the Purchase Contract Agreement, the Amended and Restated Declaration of Trust, the Indenture, the Pledge Agreement, the Notes, the FELINE PRIDES or any other instruments or agreements relating to the Preferred Trust Securities or the FELINE PRIDES which would adversely affect the rights, duties or obligations of the Remarketing Agent and Reset Agent without the prior written consent of the Remarketing Agent and Reset Agent, as the case may be.

     SECTION 18. NOTICES.

     Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202,
Attention: Wendy L. Aumiller, Acting Treasurer, or other persons designated by the Company from time to time; if to the Remarketing Agent and Reset Agent (if Merrill Lynch & Co. is the Remarketing Agent and the Reset Agent), to Merrill Lynch & Co., Attention: Parker Weil, Managing Director at Merrill Lynch World Headquarters, 4 World Financial Center, North Tower, New York, New York 10080, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022,
Attention: Robert Evans III; and if to the Purchase Contract Agent, to The Bank of New York, 5 Penn Plaza, 13th Floor, New York, NY 10001, or to such other address as any of the above shall specify to the other in writing.

     SECTION 19. INFORMATION.

     The Company and the Trust agree to furnish the Remarketing Agent and Reset Agent with such information and documents as the Remarketing Agent and Reset Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the

Remarketing Agent and Reset Agent and any attorney retained by the Remarketing Agent and Reset Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.


                      [Signature page follows on next page]

     IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                       CINERGY CORP.


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:


                                       CC FUNDING TRUST I


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:



CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
   ----------------------------------
         Authorized Signatory


THE BANK OF NEW YORK,
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:
   -----------------------------------
     Name:
     Title:

                                                                    Exhibit A to
                                                           Remarketing Agreement


                   FORM OF SUPPLEMENTAL REMARKETING AGREEMENT

     Supplemental Remarketing Agreement dated __________, ____ among Cinergy Corp., a Delaware corporation (the "Company"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"), and The Bank of New York, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto).

     NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS.

     Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of December 18, 2001 (the "Remarketing Agreement") among the Company, the Purchase Contract Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement, the Pledge Agreement, the Purchase Agreement, the Amended and Restated Declaration of Trust and the Indenture (each as defined in Schedule I hereto).

     SECTION 2. REGISTRATION STATEMENT AND PROSPECTUS.

     If required by applicable law, the Company and the Trust have filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (No. 333-_______), including a prospectus, relating to the Securities (as set forth in Schedule I hereto). Such Registration Statement, as amended, at the time it was declared effective, and including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act of 1933, as amended (the "1933 Act"), and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supplemented to the date of this Agreement to relate to the Securities and to the remarketing of the Securities, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference). The Company and the Trust, as the case may be, have provided copies of the Registration Statement, the Basic Prospectus and the Final Prospectus to the Remarketing Agent, and hereby consents to the use of the Final Prospectus in connection with the remarketing of the Securities. IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT POSSIBLE OR NOT REQUIRED OR A
SECTION 10(a) PROSPECTUS UNDER THE 1933 ACT IS NOT AVAILABLE INSERT THE
FOLLOWING: The Company and the Trust, as the case may be, have provided to the Remarketing Agent, for use in connection with remarketing of the Securities (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Final Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "Basic Prospectus")]. The Company and the Trust, as the case may be, hereby consent to the use of the Final Prospectus in connection with the remarketing of the Securities. All references in this Agreement to amendments or supplements to the Registration Statement or the Final Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement or the Final Prospectus, as the case may be.

     SECTION 3. PROVISIONS INCORPORATED BY REFERENCE.

     (a) Subject to Section 3(b) herein, the provisions of the Purchase Agreement (other than Sections 2, 3, 5, 6 and 7 thereof) are incorporated herein by reference, mutatis mutandis, and the Company and the Trust, as the case may be, hereby represent and warrant, and agree to comply with the covenants and obligations, set forth in the provisions of the Purchase Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

     (b) With respect to the provisions of the Purchase Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and all references to the "Representative" or the "Representatives" shall be deemed to refer to Merrill Lynch, Pierce, Fenner & Smith Incorporated, ("Merrill Lynch");
(ii) all references therein to the "Securities" or "Initial Securities" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Time" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto; (iv) all references therein to the "Registration Statement," the "Basic Prospectus" or the "Prospectus" shall be deemed to refer to the Registration Statement, the Basic Prospectus and the Final Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Purchase Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "settlement date" shall be disregarded; and (viii) other changes, including changes relating to the offer and sale of the Securities in connection with the Remarketing without registration under the Securities Act of 1933 in reliance upon an exemption therefrom (including the exemption afforded by Rule 144A).

     SECTION 4. REMARKETING.

     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the Securities set forth in

Schedule I hereto at a purchase price not less than 100% of such aggregate stated liquidation amount or aggregate principal amount, as the case may be, plus any deferred and unpaid distributions or interest, as applicable, thereon. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay the Remarketing Agent a Remarketing Fee in an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount or aggregate principal amount of the remarketed securities plus deferred and unpaid distributions or interest, as the case may be, if any, from any amount received in connection with such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount of such remarketed Preferred Trust Securities or Notes, as the case may be. The right of each holder of Securities to tender Securities for Remarketing shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in
Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the Remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for Remarketing.

     SECTION 5. DELIVERY AND PAYMENT.

     Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in
Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent, the Company, the Trust and the registered holder or holders thereof. Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed Securities of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

     If the Securities are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Securities shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

     SECTION 6. NOTICES.

     Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202, Attention: Wendy
L. Aumiller, Acting Treasurer; if to the Remarketing Agent, to Merrill Lynch & Co. at Merrill Lynch World Headquarters, 4 World Financial Center, North Tower, New York, New York 10080, Attention: Parker Weil, Managing Director, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, Attention:
Robert Evans III; and if to the Purchase Contract Agent, to The Bank of New York, 101 Barclay Street, 21W, New York, NY 10286, or to such other address as any of the above shall specify to the other in writing.

     SECTION 7. CONDITIONS TO OBLIGATIONS OF REMARKETING AGENT.

     Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of the Securities will be deemed to agree) that the obligations of the Remarketing Agent under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 4 of the Purchase Agreement as modified by Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters in form and substance satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company and Trust included and incorporated by reference herein and the performance by the Company and Trust of their obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein or in the Remarketing Agreement to the contrary notwithstanding, the Remarketing Agreement and this Agreement may be terminated by the Remarketing Agent, by notice to the Company at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in Section 8 of the Purchase Agreement, as modified by
Section 3(b) hereof, shall have occurred or shall exist.

     SECTION 8. INDEMNITY AND CONTRIBUTION.

     Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.


                      [Signature page follows on next page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Remarketing Agent.

                                       Very truly yours,

                                       CINERGY CORP.


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:




CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
   -----------------------------------------
         Authorized Signatory

[Add other Remarketing Agents, if any]


THE BANK OF NEW YORK,
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:
   -----------------------------------------
   Name:
   Title:

                                   SCHEDULE I

     Purchase Contract Agreement, dated as of December 18, 2001 by and between Cinergy Corp., a Delaware corporation, and The Bank of New York.

     Pledge Agreement dated as of December 18, 2001 by and between Cinergy Corp., a Delaware corporation, JPMorgan Chase Bank and The Bank of New York.

     Amended and Restated Declaration of Trust dated as of December 18, 2001 of CC Funding Trust I, a Delaware statutory business trust.

     Indenture dated as of September 12, 2001 by and between Cinergy Corp., a Delaware corporation, and Fifth Third Bank.

     Second Supplemental Indenture, dated as of December 18, 2001 by and between Cinergy Corp., a Delaware corporation, and Fifth Third Bank.

     Registration Statement No. 333-_________

     Title of Securities: ___ 1. __% Preferred Trust Securities of CC Funding
                                 Trust I

                          ___ 2. __% Senior Deferrable Notes due February 16,
                                 2007 of Cinergy Corp.

     Stated Amount or Principal Amount of Securities: $

     Purchase Agreement, dated as of December 12, 2001, among Cinergy Corp., a Delaware corporation, CC Funding Trust I, a Delaware statutory business trust, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc.

     Remarketing Fee:     % ($          )

     Remarketing Closing Date, Time and Location: